EXHIBIT 23.2

                     [Letterhead of PricewaterhouseCoopers]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 30, 1999, except as to Note 2, which is as of September 29, 1999 relating to the financial statements and financial statement schedule of Charles River Laboratories, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Masssachusetts
January 25, 2000